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                                   EXHIBIT 21



A table of the subsidiaries of Tele-Communications International, Inc. as of December 31, 1996, is set forth below, indicating as to each the state or the jurisdiction of incorporation or organization and the names under which such subsidiaries do business (Trade Names). Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                  STATE OR JURISDICATION
SUBSIDIARY                                                           OF INCORPORATION                  TRADE NAMES
                                                                     OR ORGANIZATION
Admi, Inc.                                                                 DE
Bresnan International Partners (Chile), L.P.                               DE
Bresnan International Partners (Poland), L.P.                              DE
Cable AdNet of Puerto Rico, Inc.                                           DE                           Cable Adnet
Cable Programme Partners-1 Limited Partnership                             DE
Cable Programme Partners (1) Ltd.                                          UNITED KINGDOM
Cablevision S.A                                                            ARGENTINA
Caguas/Humacao Cable Systems [gp]                                          CT
Cathay Television and Communication Company                                CO
Construred, S.A                                                            ARGENTINA
Discovery (UK) Ltd.                                                        UNITED KINGDOM
Fibertel-TCI2                                                              ARGENTINA
Flextech plc                                                               UNITED KINGDOM
International Sports Programming Partners [gp]                             DE
ISP Distribution LP                                                        DE
ISP Transponder LP                                                         DE
ISP US Deportiva LP                                                        DE
Jupiter Programming Co., Ltd.                                              JAPAN
Liberty/TINTA Australia, Inc.                                              DE
Liberty/TINTA Distribution, Inc.                                           DE
Liberty/TINTA LLC                                                          DE
Liberty/TINTA Transponder, Inc.                                            DE
Liberty/TINTA U.S. Deportiva, Inc.                                         DE
LNT International Sports Programming  (Distribution) Ltd.                  CAYMAN ISLANDS
LNT International Sports Programming (Australia) Ltd                       CAYMAN ISLANDS
LNT International Sports Programming (Latin America) Ltd.                  CAYMAN ISLANDS
LNT International Sports Programming Partners Austalia [gp]                DE
Melita Cable Holdings Ltd. [Malta LLC]                                     MALTA
Melita Cable TV Limited  [Malta LLC]                                       MALTA
Melita Partnership [gp]                                                    CO
TCI-Australia, Inc.                                                        CO
TCI Argentina, Inc.                                                        CO
TCI Cable Holding Company I                                                DE
TCI Cable Programme Partners, Inc.                                         CO
TCI Cablevision of Puerto Rico, Inc.                                       DE
TCI Cathay TV, Inc.                                                        CO

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
                                                                  STATE OR JURISDICATION
SUBSIDIARY                                                           OF INCORPORATION                  TRADE NAMES
                                                                     OR ORGANIZATION
TCI Chile, Inc,                                                            CO
TCI DTH Mexico, Inc.                                                       CO
TCI International DTH Service, Inc.                                        CO
TCI International Investments Ltd.                                         UNITED KINGDOM
TCI International Partnership Holdings, Inc.                               CO
TCI Japan, Inc.                                                            CO
TCI Movies Australia Pty. Limited                                          AUSTRALIA
TCI of PR, Inc.                                                            CO
TCI of Puerto Rico, Inc.                                                   CO
TCI Poland, Inc.                                                           CO
TCID of New Zealand Limited                                                NEW ZEALAND
TCID of Puerto Rico, Inc.                                                  NV
Tele-Communications Dominicana, Inc.                                       DE
Televisora Belgrano, S.A                                                   ARGENTINA
TeleWest Communications PLC                                                UNITED KINGDOM
TeleWest Europe Group [gp]                                                 CO
Tevel Israel International Communications Ltd.                             ISRAEL
TINTA Sports Programming, Inc.                                             DE
Tishdoret Achzakot Ltd.                                                    ISRAEL
TW Holdings, L.L.C                                                         CO
UA-France, Inc.                                                            CO
UA-UII Management, Inc.                                                    CO
UA-UII, Inc.                                                               CO
UA European Theatres, Inc.                                                 CO
UCT-Netherlands, B.V                                                       NETHERLANDS
UII-Ireland Limited Liability Company                                      UT
UII-Ireland, Ltd. [gp]                                                     CO
UII Management [gp]                                                        CO
United Artists (Learning Channel) Ltd.                                     UNITED KINGDOM
United Artists Cable Television International Holdings, Inc.               CO
United Artists Cable Television International Ltd.                         UNITED KINGDOM
United Artists Cable Television UK Holdings, Inc.                          DE
United Artists European Broadcasting Ltd.                                  UNITED KINGDOM
United Artists European Holdings Limited                                   UNITED KINGDOM
United Artists International, Inc.                                         CO
United Artists Programming-Europe, Inc.                                    CO
United Artists Programming International, Inc.                             CO
United Artists, B.V                                                        NETHERLANDS
United International Investments [gp]                                      CO
Univent's S.A                                                              ARGENTINA

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